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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in Registration Statements No. 33-39102 and 333-01275 of Lancaster Colony Corporation on Form S-8 of our reports dated August 25, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lancaster Colony Corporation for the year ended June 30, 1999.


/S/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP

Columbus, Ohio
September 23, 1999